Exhibit 5

                (Opinion Letter of Pitney, Hardin, Kipp & Szuch)


                                                       March 25, 1997

HUBCO, Inc.
1000 MacArthur Boulevard
Mahwah, New Jersey 07430

Ladies and Gentlemen:

                  We refer to the Registration Statement on Form S-8 (the "Registration Statement") by HUBCO, Inc. (the "Company") relating to 343,708 shares of the Company's Common Stock, no par value (the "Securities") to be offered pursuant to the Company's 1997 Stock Option Plan (for HUBCO Employees who were former Westport Employees) (the "Plan").

                  We have examined originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, documents, agreements, instruments and certificates of public officials of the State of New Jersey and of officers of the Company as we have deemed necessary or appropriate in order to express the opinion hereinafter set forth.

                  Based upon the foregoing, we are of the opinion that, when the Registration Statement has become effective under the Securities Act of 1933, as amended (the "Act"), and the Securities have been duly issued as contemplated by the Registration Statement and the Plan and for the consideration determined in accordance with the terms of the Plan, the Securities will be validly issued, fully paid and nonassessable.

                  The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of New Jersey, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

                  We hereby consent to the use of this opinion as an Exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                           Very truly yours,


                                           PITNEY, HARDIN, KIPP & SZUCH